UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Cadence Pharmaceuticals, Inc. (the “Company” or “Cadence”) previously entered into an Option Agreement (the “Option Agreement”), effective as of June 21, 2010, with Incline Therapeutics, Inc. (“Incline”), pursuant to which the Company obtained an exclusive, irrevocable option to acquire Incline during two option periods (the “Option”), and also received additional rights after the expiration of the second period. As consideration for the Option, the Company paid Incline a $3.5 million upfront option fee in June 2010 and made a second payment of $3.5 million in September 2011 upon Incline’s receipt of the second tranche of its Series A financing. The Company also received $500,000 of Incline Series A preferred stock, or 500,000 shares, on terms generally consistent with Incline’s other Series A preferred stock investors.

On December 11, 2012, the Company and Incline entered into a Waiver, Consent and Option Termination Agreement (the “Waiver Agreement”) pursuant to which the Company agreed to the buy-out and termination of its Option. The Waiver Agreement was entered into in connection with a separate agreement and plan of merger between Incline and The Medicines Company (the “Incline Acquisition Agreement”) whereby The Medicines Company agreed to acquire Incline (the “Incline Acquisition”).

Under the terms of the Waiver Agreement, the Company waived and relinquished its right to exercise the Option during the period from the date of the Waiver Agreement through the earliest to occur of (1) 91 calendar days from the date of the Waiver Agreement, (2) the date on which the Incline Acquisition Agreement is terminated by Incline and The Medicines Company, and (3) immediately after the closing of the Incline Acquisition (the “Waiver Period”). The Company also agreed that the Option Agreement will terminate simultaneously with the closing of the Incline Acquisition. As consideration for entering into the Waiver Agreement, upon the closing of the Incline Acquisition, Incline agreed to make a payment of approximately $13.0 million to the Company to buy-out the Company’s interest in, and terminate the Company’s rights with respect to, the Option Agreement. Additionally, in connection with the Incline Acquisition, the Company would receive approximately $1.5 million, subject to adjustment, and, potentially, a pro rata share of future milestone payments, if any, related to the purchase by The Medicines Company of the shares of Incline stock held by the Company.

The waiver, consent and termination provisions of the Waiver Agreement will become null and void and of no further force or effect in the event that the closing of the Incline Acquisition does not occur during the Waiver Period or the Incline Acquisition Agreement is terminated by Incline and The Medicines Company prior to the closing. Incline’s payment of the buy-out price and the purchase of the shares of Incline stock held by the Company are subject to the closing of the Incline Acquisition. The Company has been notified that the closing of the Incline Acquisition is subject to the satisfaction or waiver of customary closing conditions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, a copy of which is attached as an exhibit to the Company’s Form 10-Q filed on August 6, 2010, and incorporated herein by reference, and the Waiver Agreement, a copy of which is expected to be filed as an exhibit to the Company’s next periodic report.

Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference and made a part hereof.

Item 8.01.	Other Events.

On December 6, 2012, the Company received a notice from Fresenius Kabi USA, LLC (“Fresenius”), an Illinois based company, stating that Fresenius filed an Abbreviated New Drug Application (“ANDA”) containing a “Paragraph IV” patent certification with the U.S. Food and Drug Administration (the “FDA”) for a generic version of Cadence’s drug, OFIRMEV® (acetaminophen) injection (1000 mg/100 mL, 10 mg/mL). This notice states that the “Paragraph IV” patent certification was made with respect to both patents for OFIRMEV listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. A Paragraph IV patent certification is a certification by a generic applicant that, in the opinion of that applicant, the patent listed in the Orange Book for a branded product is invalid, unenforceable, or will not be infringed by the manufacture, use or sale of the generic product.

Cadence is currently reviewing the details of the notice. Under the Federal Food, Drug, and Cosmetic Act and the FDA’s implementing regulations, the filing of a patent infringement lawsuit within 45 days of the receipt of notice of a Paragraph IV patent certification automatically prevents the FDA from approving the ANDA until the earlier of the expiration of a 30-month period, the expiration of the patents, the entry of a settlement order stating that the patents are invalid or not infringed, a decision in the infringement case that is favorable to the ANDA applicant, or such shorter or longer period as the court may order.

Cadence intends to vigorously enforce its intellectual property rights relating to OFIRMEV, but cannot predict the outcome of this matter or guarantee the outcome of any litigation. OFIRMEV is protected by two patents, both of which are listed in the Orange Book.

For a discussion of risks related to the ANDA filing by Fresenius, see the discussion of “Intellectual Property” under the “Business” section of Cadence’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2012 and the “Risk Factors” section of Cadence’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the SEC on November 6, 2012, including the risks described under the headings “If the government or third-party payors fail to provide coverage and adequate coverage and payment rates for OFIRMEV or any future products we may license or acquire, if any, or if hospitals choose to use therapies that are less expensive, our revenue and prospects for profitability will be limited” and “The patent rights that we have in-licensed covering OFIRMEV are limited to a specific intravenous formulation of acetaminophen, and our market opportunity for this product candidate may be limited by the lack of patent protection for the active ingredient itself and other formulations that may be developed by competitors,” as well as any updates to such sections contained in Cadence’s subsequent reports filed with the SEC.

Statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements, and are based on Cadence’s current beliefs and expectations. Such statements include, without limitation, statements regarding: Payments Cadence expects to receive in connection with the Incline Acquisition and Cadence’s intention to vigorously enforce its intellectual property rights. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Cadence’s actual future results may differ materially from Cadence’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: the risk that the closing of the Incline Acquisition may be delayed or may not occur at all; Cadence’s ability to successfully enforce its marketing exclusivities and intellectual property rights, and to defend its patents; the potential that Cadence may be required to file lawsuits to defend its patent rights from challenges by companies seeking to market generic versions of intravenous acetaminophen, and the substantial costs associated with such lawsuits; the possible introduction of generic competition to OFIRMEV; Cadence’s dependence on its licensors for the maintenance and enforcement of its intellectual property rights; Cadence’s dependence on the successful commercialization of OFIRMEV, which is the company’s only product; Cadence’s ability to ensure an adequate and continued supply of OFIRMEV to meet anticipated market demand; the risk that Cadence may not be able to raise sufficient capital when needed, or at all; and other risks detailed under “Risk Factors” and elsewhere in Cadence’s periodic reports and other filings made with the SEC from time to time. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995, and the company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Option Agreement dated June 21, 2010 by and between Cadence Pharmaceuticals, Inc. and Incline Therapeutics, Inc., incorporated herein by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33103) for the period ended June 30, 2010 as filed with the SEC on August 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: December 12, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Option Agreement dated June 21, 2010 by and between Cadence Pharmaceuticals, Inc. and Incline Therapeutics, Inc., incorporated herein by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33103) for the period ended June 30, 2010 as filed with the SEC on August 6, 2010